Exhibit 10.8

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SECOND Amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of May, 2022, by and among (a) SILICON VALLEY BANK (“Bank”), (b) SPRUCE BIOSCIENCES, INC., a Delaware corporation (“Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 23, 2019, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 19, 2021 by and between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.
2.1
Section 2.1.2(b)(ii) (Principal and Interest Payments). Section 2.1.2(b)(ii) is amended by deleting the words “or twenty-five (25)” and replacing them with the words “or thirty-one (31)”.
2.2
Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a)(ii) is amended in its entirety and replaced with the following:

“ (ii) Supplemental Term Loans. Subject to Section 2.3(b), the principal amount outstanding for each Supplemental Term Loan shall accrue interest at a floating per annum rate equal to the greater of (A) one-half of one percent (0.50%) above the

Prime Rate or (B) three and three-quarters of one percent (3.75%), in each case, which shall be payable monthly in accordance with Section 2.3(d) hereof.”

2.3
Section 6.2 (Financial Statements; Reports). Section 6.2 is amended by (i) deleting the “; and” at the end of clause (i) thereof, (ii) deleting the “.” at the end of clause (j) thereof and inserting in lieu thereof “; and”, and (iii) inserting the following new clause (k) to appear immediately following clause (j) thereof:

“ (k) Monthly Trial Enrollment Reports. Within fifteen (15) days after the end of each month, a report detailing the monthly trial enrollment with respect to Borrower’s CAHmelia clinical trials in form and substance satisfactory to Bank (“Monthly Trial Enrollment Reports”) (provided that, if Bank does not make a Supplemental Term Loan under the Supplemental Second Tranche, Borrower shall not be required to delivery Monthly Trial Enrollment Reports for any month after December 31, 2022).”

2.4
Section 6.6 (Operating Accounts). Section 6.6(a) is amended in its entirety and replaced with the following:

“ (a) (i) Maintain all of its and all of its Subsidiaries’ operating accounts, depository accounts, and excess cash with Bank and Bank’s Affiliates, and (ii) conduct all primary banking with Bank, such as letters of credit and business credit cards.”

2.5
Section 6.12 (Liquidity Requirement). The Loan Agreement is amended by inserting the following new Section 6.12 to appear immediately following Section 6.11 thereof:

“ 6.12 Liquidity Requirement. If a Supplemental Term Loan is made under the Supplemental Second Tranche, Borrower shall maintain, at all times, Liquidity of at least $50,000,000.00 (the “Liquidity Threshold”). If Borrower fails to maintain the Liquidity Threshold (which failure in and of itself is not an Event of Default), (the “Trigger Event”), Borrower shall immediately deposit into the Collateral Money Market Account unrestricted and unencumbered cash (other than Liens in favor of Bank) cash in an amount of at least 100.0% of the outstanding Obligations owing to Bank on the date of the Trigger Event (as determined by Bank), to secure all of the outstanding Obligations (other than Bank Services) (a “Cash Collateralization”). Borrower hereby authorizes and directs Bank to transfer to the Collateral Money Market Account an amount equal to 100.0% of the outstanding Obligations (other than Bank Services) owing to Bank, determined on the date of the Trigger Event, if Borrower fails to effect a Cash Collateralization as required under this Section 6.12. Notwithstanding the foregoing, upon the occurrence of the Equity Event, Bank shall transfer any and all funds maintained in the Collateral Money Market Account to another account of Borrower maintained at Bank.”

2.6
Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“ “Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of 49.0% or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding capital stock of each subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).”

“ “Key Person” is Borrower’s Chief Executive Officer.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Final Payment, the Supplemental Prepayment Fee, the Supplemental Final Payment, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

“ “Supplemental Final Payment Percentage” is (a) for a Supplemental Term Loan made under the Supplemental First Tranche, six percent (6.00%) of the principal amount of the Supplemental First Tranche advanced to Borrower, or (b) for a Supplemental Term Loan made under the Supplemental Second Tranche, four percent (4.00%) of the principal amount of the Supplemental Second Tranche advanced to Borrower.”

“ “Supplemental Interest-Only Period” means, with respect to each Supplemental Term Loan, the period commencing on the Funding Date of such Supplemental Term Loan and continuing through (a) if no Supplemental Term Loan has been made under the Supplemental Second Tranche, December 31, 2022, or (b) if a Supplemental Term Loan has been made under the Supplemental Second Tranche, June 30, 2023.”

“ “Supplemental Prepayment Fee” shall be, with respect to the prepayment of the Supplemental Term Loans, an amount equal to (i) two percent (2.0%) of the then-outstanding principal amount of the Supplemental Term Loans if such prepayment occurs prior to the first (1st) anniversary of the Second Amendment Effective Date, and (ii) one percent (1.0%) of the then-outstanding principal amount of the Supplemental Term Loans if such prepayment occurs on or after the second (2nd) anniversary of the Second Amendment Effective Date, but prior to the Supplemental Term Loan Maturity Date.”

“ “Supplemental Second Tranche Milestone” means that Borrower has delivered evidence to Bank, after the Second Amendment Effective Date but on or prior to December 31, 2022, that it has achieved Performance Milestone 1 and Performance Milestone 2.”

2.7
Section 13 (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically in Section 13.1 thereof:

“ “Cash Collateralization” is defined in Section 6.12.”

“ “Cash Pledge Agreement” is that certain Cash Pledge Agreement dated as of the Second Amendment Effective Date executed by Borrower in favor of Bank, but effective only upon the occurrence of a Trigger Event, until the occurrence of the Equity Event.”

“ “Collateral Money Market Account” means a separate segregated collateral money market account of Borrower maintained with Bank, which is subject to the Cash Pledge Agreement, but effective only upon the occurrence of a Trigger Event, until the occurrence of the Equity Event.”

“ “Equity Event” means Borrower has delivered evidence, on or prior to September 30, 2024, satisfactory to Bank in Bank’s sole but reasonable discretion, that Borrower has received, after the Second Amendment Effective Date, but on or prior to September 30, 2024, unrestricted and unencumbered net cash proceeds from the issuance and sale of its equity securities to investors satisfactory to Bank in its sole but reasonable discretion, in an aggregate amount of at least [***].”

“ “Liquidity” means Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained at Bank or Bank’s Affiliates.

“ “Liquidity Threshold” is defined in Section 6.12.”

“ “Monthly Trial Enrollment Reports” is defined in Section 6.2(k).”

“ “Performance Milestone 1” means Borrower has delivered evidence to Bank, on or prior to December 31, 2022, satisfactory to Bank in Bank’s sole but reasonable discretion, that Borrower has achieved, on or prior to [***], (a) [***], and (b) [***].”

“ “Performance Milestone 2” means Borrower has delivered evidence to Bank, on or prior to December 31, 2022, satisfactory to Bank in Bank’s sole but reasonable discretion, that Borrower has received, after the Second Amendment Effective Date, but on or prior to [***], unrestricted and unencumbered net cash proceeds in an aggregate amount of at least $[***] from (a) [***] and/or (b) [***].”

“ “Trigger Event” is defined in Section 6.12.”

2.8
Exhibit D (Compliance Statement). Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.
3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Bank as of the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of March 19, 2021, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof, except as set forth on Schedule 1 attached to this Amendment.
6.
Post-Closing Condition. Within 30 days after the date of this Amendment, Borrower shall deliver to Bank an additional insured insurance endorsement with respect to Borrower’s general liability insurance policy in form and substance satisfactory to Bank.
7.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.
Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment. Borrower has paid to Bank a good faith deposit of $20,000.00 prior to the date hereof which shall be applied towards Bank Expenses incurred through the date of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Shawn Parry Name: Shawn Parry Title: Managing Director	SPRUCE BIOSCIENCES, INC. By: /s/ Javier Szwarcberg Name: Javier Szwarcberg Title: Chief Executive Officer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK Date: FROM: SPRUCE BIOSCIENCES, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated as of the Effective Date (the “Agreement”), Borrower is in complete compliance for the period ending _ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly 10-Q with financial statements (consolidated balance sheet, statement of cash flows, and income statement) with Compliance Statement	Within 45 days of quarter end (except for the last quarter of each FY)	Yes	No
Annual 10-K with financial statement (CPA Audited) + CS	Within 90 days of FYE	Yes	No
Annual Projections	FYE within 30 days; and more frequently as updated	Yes	No
8-K and other filings with SEC	Within 5 days after filing with SEC	Yes	No
Monthly Trial Enrollment Reports	Within 15 days after each month (but not required after 12/31/22 if no Supplemental Term Loan under the Supplemental Second Tranche is made)	Yes	No

Liquidity Requirement	Required	Actual	Complies

Maintain at all times (as set forth in Section 6.12):
Liquidity	>$50,000,000.00	$_________	Yes No

Other Matters

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.

Yes	No

Have there been any material amendments of or other material changes to the capitalization table of Borrower or any of its Subsidiaries (excluding, for the avoidance of doubt, changes relating to stock options and issuances)? If yes, provide copies of any such amendments or changes with this Compliance Statement.

Yes	No

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)